                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 25, 1999



                           JONES GROWTH PARTNERS L.P.
                           --------------------------
             (Exact name of registrant as specified in its charter)


        Colorado                      0-17916               84-1143409
-----------------------       ---------------------    -------------------
(State of Organization)       (Commission File No.)       (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309             (303) 792-3111
---------------------------------------------         --------------------
(Address of principal executive office and Zip Code      (Registrant's
                                                          telephone no.
                                                      including area code)
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Item 2. Disposition of Assets
        ---------------------

        On February 25, 1999, Jones Growth Partners L.P., a Colorado limited partnership (the "Partnership"), sold the cable television system serving the areas in and around the Cities of Geneva, St. Charles, Warrenville, West Chicago and Wheaton, the Villages of Addison, Glen Ellyn and Winfield and certain unincorporated areas of DuPage and Kane Counties, all in the State of Illinois (the "Wheaton System") to an unaffiliated party for a sales price of $103,000,000, subject to customary closing adjustments. The sale was approved by the holders of a majority of the limited partnership interests of the Partnership and by the general partners of the Partnership.

        From the proceeds of the Wheaton System's sale, the Partnership repaid all of its indebtedness, which totaled $36,183,396, settled working capital adjustments, and deposited $3,118,500 into an indemnity escrow account. The Partnership will distribute the remaining sale proceeds of $60,721,037 to the Partnership's partners of record as of February 25, 1999 in March 1999. This distribution will provide the limited partners an approximate return of $708 for each $1,000 limited partnership interest. Because limited partners will not receive distributions in an amount equal to 100 percent of the capital initially contributed to the Partnership by the limited partners plus an amount equal to 8 percent per annum, cumulative and noncompounded, on an amount equal to their initial capital contributions, the managing general partner and the associate general partner will not receive general partner distributions from the proceeds of the sale of the Wheaton System, and they will not be paid fees for their services as brokers and financial advisors in this transaction.

        The $3,118,500 of the sale proceeds placed in the indemnity escrow account will remain in escrow until November 15, 1999 as security for the Partnership's agreement to indemnify the buyer under the asset purchase agreement. The Partnership's primary exposure, if any, will relate to the representations and warranties made about the Wheaton System in the asset purchase agreement. Any amounts remaining from this indemnity escrow account and not claimed by the buyer at the end of the escrow period plus interest earned on the escrowed funds will be returned to and distributed by the Partnership. From this amount, the Partnership will pay any remaining liabilities and it will then distribute the balance to the limited partners of record as of February 25, 1999. The Partnership will continue in existence at least until any amounts remaining from the indemnity escrow account have been distributed. Since the Wheaton System represented the only operating asset of the Partnership, the Partnership will be liquidated and dissolved upon the final distribution of any amounts remaining from the indemnity escrow account, most likely in the fourth quarter of 1999. If any disputes with respect to the indemnification arise, the Partnership would not be dissolved until such disputes were resolved, which could result in the Partnership continuing in existence beyond 1999.

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Item 7. Financial Statements and Exhibits
        ---------------------------------

        a. Historical financial statements.

           Not applicable.

        b. Pro forma financial statements.

           A description of the pro forma financial information of Jones Growth Partners L.P. reflecting the disposition of the Wheaton System is attached.

        c. Exhibits.
           --------

           2.1 Asset Purchase Agreement dated August 7, 1998 between Jones Growth Partners L.P. and TCI Communications, Inc. is incorporated by reference from the Preliminary Proxy Statement of Jones Growth Partners L.P. (Commission File No. 0-17916) filed with the Securities and Exchange Commission on October 9, 1998.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JONES GROWTH PARTNERS L.P.
                              By Jones Spacelink Cable Corporation,
                                 its Managing General Partner


                                 By:     /s/ Elizabeth M. Steele
                                         -----------------------
                                         Elizabeth M. Steele
March 15, 1999                           Vice President and Secretary

(40955)

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                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                           JONES GROWTH PARTNERS L.P.



     As a result of the sale of the Wheaton System, the only remaining asset of the Partnership is $3,118,500, held in escrow until November 15, 1999, as security for the Partnership's agreement to indemnify the buyer under the asset purchase agreement. The Partnership will continue in existence at least until any amounts remaining from the indemnity escrow account have been distributed, at which time the Partnership will be liquidated. Accordingly, unaudited pro forma financial information is not presented.

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